Exhibit 99.1

API Technologies Reports Results for the Fiscal Second Quarter

Ended May 31, 2012

ORLANDO, FL – July 11, 2012 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a trusted provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced results for the fiscal second quarter ended May 31, 2012.

•	Revenue of $78.9 million for the quarter ended May 31, 2012, up from $70.7 million in the quarter ended February 29, 2012 and $28.7 million in the quarter ended May 31, 2011.

•

Net loss of $109.5 million compared to net income of $0.8 million in the quarter ended February 29, 2012 and net loss of $14.7 million in the comparable quarter of 2011. Restructuring costs recorded in the three months ended May 31, 2012 were approximately $11.5 million compared to approximately $3.3 million in the comparable period of 2011. A Goodwill impairment charge estimated at $87 million was recorded during the quarter ended May 31, 2012.

•

Adjusted EBITDA of $11.2 million (14.2% margin) for the quarter ended May 31, 2012 compared to $10.8 million (15.3% margin) for quarter ended February 29, 2012 and an Adjusted EBITDA loss of $3.4 million (-11.8% margin) in the comparable prior-year period.

•	Excluding the EMS business, Adjusted EBITDA margin was 21.7%.

•	Announced and initiated EMS business restructuring measures to accelerate drive toward Company-wide goal of 20% Adjusted EBITDA margin.

•	Completed integration of C-MAC Aerospace Limited and RTI Electronics, both acquired during the quarter ended May 31, 2012.

•	Implemented $4.6 million of annualized net cost reductions during the quarter ended May 31, 2012.

Results for the Quarter Ended May 31, 2012

API Technologies reported revenue of $78.9 million for the quarter ended May 31, 2012 compared to $28.7 million for the same period in the prior year, primarily due to acquisitions completed in the past twelve months. Gross margin was 13.2% for the quarter ended May 31, 2012 compared to 24.9% for the quarter ended February 29, 2012, adversely affected by the EMS business and associated restructuring costs, and versus 7.5% in the comparable quarter last year. Adjusted EBITDA for the quarter ended May 31, 2012 was $11.2 million (14.2% margin) compared to $10.8 million (15.3% margin) for the quarter ended February 29, 2012, primarily reflecting lower margins in the EMS business. Excluding the Company’s EMS business, API Technologies’ Adjusted EBITDA for the quarter ended May 31, 2012 was $13.3 million (21.7% margin). For the three months ended May 31, 2011, the Company had a total Adjusted EBITDA loss of $3.4 million (-11.8% margin).

API Technologies posted a net loss of $109.5 million for the quarter ended May 31, 2012 compared to net income of $0.8 million in the February quarter and a net loss of $14.7 million for the period ended May 31, 2011. Restructuring costs recorded in the quarter ended May 31, 2012 were approximately $11.5 million, compared to $0.6 million in the quarter ended February 29, 2012 and approximately $3.3 million in the comparable period of 2011. During the quarter ended May 31, 2012, the Company determined that impairment of Goodwill was probable and thus recorded an estimated $87 million write-down. During the quarter ending August 31, 2012, the Goodwill analysis will be completed and possible adjustments to the impairment charge may be recorded.

At the end of the May 31, 2012 quarter, the Company had $18.0 million of cash and cash equivalents, including $0.7 million of restricted cash, and $186.1 million of debt obligations, net of discounts.

Results for the Six Months Ended May 31, 2012

API Technologies reported revenue of $149.6 million for the six months ended May 31, 2012 compared to $53.3 million for the same period in the prior-year period, primarily due to acquisitions completed in the past twelve months. Gross margin was 18.7% for the six-month period ended May 31, 2012, versus 12.8% in the comparable period last year. Adjusted EBITDA was $22.0 million for the six months compared to negative $3.4 million in 2011.

API Technologies posted a net loss of $109.5 million for the six months ended May 31, 2012 compared to a net loss of $25.2 million for the six months ended May 31, 2011. The increase in net loss was driven primarily by the $87 million estimated Goodwill impairment charge recorded in the quarter ended May 31, 2012. Restructuring costs recorded in the six months ended May 31, 2012 were approximately $12.1 million compared to approximately $3.6 million in the comparable period of 2011.

“During the second quarter we continued our progress towards market leadership in high-reliability electronics,” said Bel Lazar, President and Chief Operating Officer of API Technologies. “In our non-EMS businesses we saw organic revenue growth – both year-over-year and sequentially from the first quarter – and from an overall Company standpoint strengthened our position in the defense and commercial markets through our acquisition of C-MAC. The increased demand for electronic content, coupled with our differentiated product and solutions portfolio, offers a solid growth platform for API.

“To support our strategic initiatives, we also took specific measures this quarter to improve the financial performance of our EMS business – reflecting our continued focus on driving operational and organizational efficiencies. This commitment to increase margins, combined with our leadership in high reliability electronics, end market diversity, and numerous cross-selling opportunities, we are well positioned to deliver solid returns for our shareholders.”

Conference Call

API Technologies will host a conference call to review the Company’s fiscal second quarter results today, July 11, at 10:00 a.m. Eastern Time. Brian Kahn, Chairman and Chief Executive Officer, Bel Lazar, President and Chief Operating Officer, and Phil Rehkemper, Chief Financial Officer, will host the call.

The call will be available by dialing 866-605-3852 or 412-317-6789 and accessible by webcast at www.apitech.com. Recorded replays of the webcast will be available for 30 days on the Company’s website and by telephone for 30 days at 877-344-7529, replay passcode #10015225, beginning 2:00 p.m. Eastern Time on today.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies' customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitechnologies.com.

Non-GAAP Financial Information

In this press release, API has provided a non-GAAP financial measure for adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excluding discontinued operations, restructuring charges, acquisition charges, stock-based compensation expenses, amortization of note discounts and deferred financing costs, goodwill impairment, and certain other adjustments, including non-cash inventory provisions, loss on sale of real estate held for sale, and pro forma adjustments for C-MAC. We are also providing the non-GAAP financial measure Gross Margin excluding restructuring costs in the table below. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. API is also providing adjusted EBITDA excluding the EMS businesses because management believes that the nature of the EMS businesses (third party designs versus the proprietary design of the other businesses) that results in lower margins is distinct from the non-EMS businesses, and provides investors with additional information regarding the non-EMS businesses. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company's liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Transition Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts:

Phil Rehkemper

Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Chris Witty

Darrow Associates

+1-646-438-9385

cwitty@darrowir.com

API Technologies Corp.

Financial Results

For the Three and Six Months Ended May 31, 2012 and 2011

Consolidated Statement of Operations (unaudited)

in thousands USD

	For the Three Months Ended May 31, 2012 (Unaudited)	For the Three Months Ended May 31, 2011 (Unaudited)	For the Six Months Ended May 31, 2012 (Unaudited)	For the Six Months Ended May 31, 2011 (Unaudited)
Revenue, net	$78,906	$28,702	$149,623	$53,256
Cost of revenues
Cost of revenues	60,919	25,320	113,690	45,141
Restructuring charges	7,588	1,216	7,893	1,309

Total cost of revenues	68,507	26,536	121,583	46,450

Gross profit	10,399	2,166	28,040	6,806

Operating expenses
General and administrative	6,425	8,079	12,925	11,303
Selling expenses	4,138	2,261	7,904	4,103
Research and development	2,714	653	5,201	1,135
Business acquisition and related charges	2,378	6,719	2,669	12,798
Restructuring charges	3,910	2,060	4,249	2,322

	19,565	19,772	32,948	31,661

Operating loss	(9,166)	(17,606)	(4,908)	(24,854)
Other expenses (income), net
Goodwill impairment	87,000	—	87,000	—
Interest expense, net	4,534	106	7,904	750
Amortization of note discounts and deferred financing costs	13,494	—	14,089	2,776
Other expense (income), net	(1,986)	(373)	(1,960)	(513)

	103,042	(267)	107,033	3,013

Loss from continuing operations before income taxes	(112,208)	(17,339)	(111,941)	(27,868)
Expense (benefit) for income taxes	(2,701)	(2,691)	(3,207)	(2,691)

Loss from continuing operations	(109,507)	(14,648)	(108,734)	(25,177)
Loss from discontinued operations, net of income taxes	—	(18)	—	(36)

Net loss	$(109,507)	$(14,666)	$(108,734)	$(25,212)

Loss per share from continuing operations—Basic and diluted	$(1.98)	$(0.32)	$(1.97)	$(0.78)
Loss per share from discontinued operations—Basic and diluted	$0.00	$(0.00)	$0.00	$(0.00)

Net loss per share—Basic and diluted	$(1.98)	$(0.32)	$(1.97)	$(0.78)

Weighted average shares outstanding
Basic	55,329,607	46,242,492	55,261,526	32,505,996
Diluted	55,329,607	46,242,492	55,261,526	32,505,996

Consolidated Balance Sheets (unaudited)

in thousands USD

	May 31, 2012	Nov. 30, 2011
Assets
Current
Cash and cash equivalents	$17,324	$15,690
Restricted cash	700	700
Accounts receivable	50,112	52,983
Inventories, net	70,879	72,017
Deferred income taxes	7,637	4,797
Prepaid expenses and other current assets	2,745	1,705

	149,397	147,892
Fixed assets, net	44,196	44,149
Fixed assets held for sale	2,681	3,216
Goodwill	179,165	253,170
Intangible assets, net	54,936	50,001
Other non-current assets	10,100	8,019

Total assets	$440,475	$506,447

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$36,940	$46,002
Deferred revenue	924	1,892
Current portion of long-term debt	2,466	1,917

	40,330	49,811
Deferred income taxes	12,270	9,905
Other long-term liabilities	1,161	—
Long-term debt, net of current portion and discount	183,548	165,267

	237,309	224,983

Preferred Stock, net of discounts	26,268	—
Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	326,242	322,675
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(152,544)	(43,810)
Accumulated other comprehensive income	772	171

	176,898	281,464

Total Liabilities and Shareholders’ Equity	$440,475	$506,447

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and six months GAAP net loss to non-GAAP Adjusted EBITDA from continuing operations.

	Three Months Ended May 31,		Six Months Ended May 31,
	2012	2011	2012	2011
Net income (loss)	$(109,507)	$(14,666)	$(108,734)	$(25,212)
Adjustments
Interest expense, net	4,534	106	7,904	750
Amortization of note discounts and deferred financing costs	13,494	—	14,089	2,776
Depreciation and amortization	4,900	1,394	9,096	2,117
Goodwill impairment	87,000	—	87,000	—
Income taxes	(2,701)	(2,691)	(3,207)	(2,691)
Stock based compensation	635	2,454	1,493	2,727
Restructuring	11,498	3,276	12,142	3,631
Acquisition related charges	2,378	6,719	2,669	12,798
Other adjustments (A)	474	—	1,145	(288)
SenDEC earn-out reversal	(2,213)	—	(2,213)	—
C-MAC pro-forma adjustment	650	—	650	—
Foreign exchange (gain) loss	64	—	—	—
Discontinued operations	—	18	—	36

Adjusted EBITDA	$11,206	$(3,390)	$22,034	$(3,356)

(A)	Charges in 2012 primarily relate to $1.0 million non-cash inventory provisions and a $0.1 million loss on the sale of real estate held for sale for the three months ended February 29, 2012. Charges in 2011 primarily relate to a gain on the sale of machinery and equipment.

Additional EBITDA Reconciliations

in thousands USD

The following table reconciles three months GAAP net loss to non-GAAP Adjusted EBITDA for Non-EMS and EMS businesses for the quarter ended May 31, 2012.

	Non-EMS	EMS	Corporate	Total
	Q2	Q2	Q2	Q2
Revenue	$61,015	$17,891	$—	$78,906

Net Income loss	8,046	(100,327)	(17,226)	(109,507)
Adjustments	—	—	—
Interest expense, Net	20	(1)	4,515	4,534
Amortization of note discounts and deferred financing costs	—	—	13,494	13,494
Depreciation & amortization	3,879	970	50	4,900
Goodwill impairment	(0)	87,000	—	87,000
Income taxes	134	1	(2,836)	(2,701)
Stock based compensation	—	—	635	635
Restructuring	786	10,639	73	11,498
Acquisition related charges	453	—	1,925	2,378
Other adjustments (A)	1,125	—	(2,213)	(1,089)
Foreign exchange loss	(8)	—	72	64
Net corporate costs (B)	(1,169)	(343)	1,511	—
Add-Back Total	5,221	98,266	17,226	120,713

Adjusted EBITDA	$13,267	$(2,061)	$(0)	$11,206

Adjusted EBITDA Margin	21.7%	-11.5%		14.2%

(A)	Charges in 2012 primarily relate to $1.0 million non-cash inventory provisions and a $0.1 million loss on the sale of real estate held for sale for the three months ended February 29, 2012. Charges in 2011 primarily relate to a gain on the sale of machinery and equipment.
(B)	Net Corporate costs are allocated to EMS and Non-EMS product lines by percentage of total consolidated revenues.

Gross Margin without Restructuring Charges

in thousands USD

	Three Months Ended	Three Months Ended	Three Months Ended
	May 31, 2012	February 29, 2012	May 31, 2011
Revenue	$78,906	$70,717	$28,702
Gross Margin	$10,399	$17,641	$2,166
Restructuring	$7,588	$305	$1,216
Gross profit without restructuring	$17,987	$17,946	$3,382
Gross margin % without restructuring	22.8%	25.4%	11.8%